UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 22, 2024

Vestis Corporation
(Exact name of registrant as specified in its charter)

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Delaware	001-41783	92-2573927

500 Colonial Center Parkway, Suite 140
Roswell, Georgia  30076
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code:  (470) 226-3655
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	VSTS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 22, 2024, the Company entered into an $800 million term loan B-1 maturing February 22, 2031 (the “Term B-1 Loan), in order to refinance its existing $800 million term loan A-1 facility, pursuant to Amendment No. 1 (the “Amendment”) to its existing Credit Agreement, dated as of September 29, 2023 (as amended by the Amendment and as further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, as the U.S. borrower, Canadian Linen and Uniform Service Corp. (the “Canadian Borrower”), the other subsidiaries of the Company party thereto from time to time, the lenders and financial institutions party thereto from time to time (the “Lenders”), and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, with Wells Fargo Securities, LLC acting as lead arranger.  The Term B-1 Loan will bear interest at rates calculated by reference to the Secured Overnight Financing Rate (“SOFR”) or the Base Rate (as defined in the Credit Agreement), at the option of the Company, plus a margin, which initially will be 2.25% for SOFR loans and 1.25% for Base Rate loans with step-downs, upon achievement of a Consolidated First Lien Net Leverage Ratio of 3.30 to 1.00, to 2.00% for SOFR loans and 1.00% for Base Rate loans.  The Term B-1 Loan will amortize at 1.0% per year, is subject to a 6-month 1.00% soft call provision and was issued with 0.25% original issue discount.

The Term B-1 Loan is subject to mandatory prepayments using 50% of the Company’s excess cash flow, with reductions to 25% and 0% based upon achievement and maintenance of a secured net leverage ratio of 3.75:1.00 and 3.25:1.00, respectively.

The Company’s obligations under the Credit Agreement remain guaranteed by the Company’s existing and future wholly owned domestic material subsidiaries, subject to certain customary exceptions.  Borrowings under the Credit Agreement remain secured by first priority liens on substantially all the assets of the Company and the guarantors, subject to certain customary exceptions.

The Credit Agreement contains certain representations and warranties, affirmative, negative and financial covenants and events of default customary for secured financings of this type, as modified pursuant to the Amendment, including limitations with respect to liens, fundamental changes, indebtedness, restricted payments, dispositions, investments and affiliate transactions, in each case, subject to a number of important and customary exceptions and qualifications.

The description of the Amendment set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
10.1
Amendment No. 1, dated as of February 22, 2024, among Vestis Corporation, as U.S. Borrower, Canadian Linen and Uniform Service Corp., as Canadian Borrower, each Subsidiary of Vestis Corporation party thereto, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent

99.1	Press release of Vestis Corporation, dated February 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIS CORPORATION

Date: February 22, 2024
	By:	/s/ Rick Dillon
	Name:	Rick Dillon
	Title:	Executive Vice President and Chief Financial Officer